Registration No. 333-

As Filed with the Securities and Exchange Commission on October 31, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693
(Address of Principal Executive Offices, including Zip Code)

TCF Financial Incentive Stock Program
(Full title of the plan)

Joseph T. Green

Senior Vice President, General Counsel and Secretary

TCF Financial Corporation
200 Lake Street East, Mail Code EX0-03-G
Wayzata, MN 55391-1693

(952) 475-6498

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.01 par value	2,000,000 shares (1) (2)	$11.025(3)	$22,050,000	$3,007.62

(1)         The number of shares registered represents the number of additional shares authorized by the Board of Directors and approved by the stockholders on April 25, 2012.

(2)         Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock that become issuable under the TCF Financial Incentive Stock Program pursuant to its antidilution provisions.

(3)         Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933, as amended.  The proposed maximum offering price per share is based on the average of the high and low prices for Registrant’s common stock, par value $.01, as reported on the New York Stock Exchange on October 24, 2012.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of common stock, par value $0.01 per share, of TCF Financial Corporation (“TCF” or the “Registrant”) to be issued pursuant to the TCF Financial Incentive Stock Program (the “Program”).

Pursuant to Instruction E, the Registration Statements previously filed with the Securities and Exchange Commission (the “SEC”) relating to the Program, including: Registration No. 333-160237 filed on June 25, 2009, Registration No. 333-62792 filed on June 12, 2001 and Registration No. 033-63767 filed on October 27, 1995, are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

Joseph T. Green, who is providing an opinion of counsel with respect to the securities to which this Registration Statement on Form S-8 relates, is an employee and officer (Senior Vice President, General Counsel and Secretary) of TCF and is eligible to receive awards under the Program.  As of October 24, 2012, Mr. Green owns 121,437.762  shares of TCF Common Stock (which includes 32,268 shares of restricted stock granted under the Program) and 10,000 shares of deferred restricted stock granted under the Program.

Item 8.  Exhibits.

Exhibit	Description

4.1

Amended and Restated Certificate of Incorporation of TCF Financial Corporation [incorporated by reference to Exhibit 3(a) of TCF Financial Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012]

4.2	Amended and Restated Bylaws of TCF Financial Corporation [incorporated by reference to Exhibit 3(b) to TCF Financial Corporation’s Current Report on Form 8-K filed March 2, 2012]

5*	Opinion of Joseph T. Green as to the legality of TCF Common Stock

23.1	Consent of Joseph T. Green (contained in Exhibit 5 to this Registration Statement)

23.2*	Consent of KPMG LLP

24*	Power of Attorney

99.1	Amended and Restated TCF Financial Incentive Stock Program [incorporated by reference to Exhibit 10.1 to TCF Financial Corporation’s Current Report on Form 8-K filed April 30, 2012]

* Filed herewith.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however ,that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota on October 31, 2012.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
By:	William A. Cooper
Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William A. Cooper
By:	William A. Cooper
Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
By:	Michael S. Jones
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
By:	David M. Stautz
Senior Vice President, Controller and Managing Director of Corporate Development (Principal Accounting Officer)

Craig R. Dahl, Director, Vice Chairman and Executive Vice President, Lending*		Thomas A. Cusick, Director*
Thomas F. Jasper, Director, Vice Chairman and Executive Vice President, Funding, Operations and Finance*		Karen Grandstrand, Director*
Barry N. Winslow, Director and Vice Chairman, Corporate Development*		George G. Johnson, Director*
Raymond L. Barton, Director*		Vance K. Opperman, Director*
Peter Bell, Director*		James M. Ramstad, Director*
William F. Bieber, Director*		Gerald A. Schwalbach, Lead Director*
Theodore J. Bigos, Director*		Richard A. Zona, Director*

*By	/s/ Joseph T. Green

Joseph T. Green, pursuant to powers of attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this registration statement of TCF Financial Corporation on behalf of each of such officers and directors in the capacities in which the names of each appear above.

Date: October 31, 2012

EXHIBIT INDEX

Exhibit	Description

4.1

Amended and Restated Certificate of Incorporation of TCF Financial Corporation [incorporated by reference to Exhibit 3(a) of TCF Financial Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012]

4.2	Amended and Restated Bylaws of TCF Financial Corporation [incorporated by reference to Exhibit 3(b) to TCF Financial Corporation’s Current Report on Form 8-K filed March 2, 2012]

5*	Opinion of Joseph T. Green

23.1	Consent of Joseph T. Green (contained in Exhibit 5 to this Registration Statement)

23.2*	Consent of KPMG LLP

24*	Power of Attorney

99.1	Amended and Restated TCF Financial Incentive Stock Program [incorporated by reference to Exhibit 10.1 to TCF Financial Corporation’s Current Report on Form 8-K filed April 30, 2012]

* Filed herewith.